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As filed with the Securities and Exchange Commission on December 22, 2004

Registration No. 333-103157

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMUNICATION INTELLIGENCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	7371 (Primary Standard Industrial Classification Code Number)	94-2790442 (I.R.S. Employer Identification No.)

275 Shoreline Drive, Suite 500
Redwood Shores, California 94065
(650) 802-7888
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Frank Dane
Chief Financial Officer
Communication Intelligence Corporation
275 Shoreline Drive, Suite 500
Redwood Shores, California 94065
(650) 802-7888
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a Copy to:

Michael C. Phillips
Davis Wright Tremaine, LLP
1300 SW Fifth Avenue, 24th Floor
Portland, Oregon 97204
Phone: (503) 241-2300
Facsimile: (503) 778-5299

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

DEREGISTRATION OF SECURITIES

        This Post-Effective Amendment No.1 relates to the Registration Statement on Form S-1 (File No. 333-103157) (the "Registration Statement") of Communication Intelligence Corporation, which registered 24,430,623 shares of our common stock in connection with an equity line of credit with Cornell Capital Partners, L.P. ("Cornell"), all as described in the Registration Statement.

        As of December 13, 2004, the equity line of credit arrangement with Cornell and our obligation to maintain the effectiveness of the Registration Statement have terminated. Pursuant to item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment No. 1 to remove from registration all of the shares covered by the Registration Statement.

        We hereby remove from registration all of the shares of our common stock that were registered pursuant to the Registration Statement and that remain unsold as of the date of this Post-Effective Amendment No. 1.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood Shores, California on December 13, 2004.

COMMUNICATIONS INTELLIGENCE CORPORATION
By:	/s/ GUIDO DIGREGORIO Guido DiGregorio Chairman, President, and Chief Executive Officer

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DEREGISTRATION OF SECURITIES
SIGNATURES